Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Reports Fiscal 2013 Results

    Van Nuys, CA -- September 27, 2013 -- Trio-Tech International (NYSE MKT:TRT) today announced financial results for the fourth quarter and fiscal 2013, highlighted by:

●     A profitable fourth quarter versus a year-earlier loss
●     A sharply narrower loss from continuing operations for fiscal 2013 versus prior year
●     Improved gross margin for the 2013 fourth quarter and year versus 2012
●     Lower operating expenses for the 2013 fourth quarter and year versus 2012
●     Increased cash flow from operations for fiscal 2013
●     Shareholders' equity increased to $6.20 per share

Fourth Quarter Results

    For the three months ended June 30, 2013, revenue decreased 22.9% to $8,516,000, compared to $11,043,000 for the fourth quarter of fiscal 2012, primarily the result of lower product shipments during the quarter only partially offset by higher testing services volume.  However, gross margin improved to 20.2% of revenue, compared to 17% of revenue for the prior year, and operating expenses decreased 18.2%.  As a result, operating profit from continuing operations for the fourth quarter of fiscal 2013 improved to $97,000, compared to an operating loss from continuing operations for the fourth quarter of fiscal 2012 of $104,000.

    Net income attributable to Trio-Tech common shareholders for the fourth quarter of fiscal 2013 was $46,000, or $0.01 per diluted share, after a net loss from the discontinued fabrication services business of $114,000, or $0.03 per share.  For the fourth quarter of fiscal 2012, the net loss attributable to Trio-Tech common shareholders was $578,000, or $0.17 per share, after a net loss from the discontinued fabrication business of $446,000, or $0.13 per share.  As previously announced, Trio-Tech terminated its fabrication facilities lease in December, 2012.

Fiscal Year Results

    For the twelve months ended June 30, 2013, revenue increased 2.2% to $31,770,000, compared to $31,100,000 for fiscal 2012, driven by a 16.3% increase in testing services revenue which more than offset a 7.9% decrease in revenue from product sales.  Gross margin improved to 20% of revenue for fiscal 2013, compared to 16.5% of revenue for the prior fiscal year, and operating expenses decreased 9.7%.  The pre-tax loss from continuing operations for fiscal 2013 narrowed to $628,000, compared to $2,579,000 for fiscal 2012.

    The net loss attributable to Trio-Tech common shareholders for fiscal 2013 of $1,019,000, or $0.31 per share, included a net loss from the discontinued fabrication services business of $348,000, or $0.11 per share, net of tax.  For 2012, the net loss attributable to Trio-Tech common shareholders was $3,104,000, or $0.94 per share, after a net loss from the discontinued fabrication services business of $823,000, or $0.25 per share, net of tax.

Cash provided by operations for fiscal 2013 increased to $3,492,000, compared to cash used in operations for fiscal 2012 of $3,660,000. Shareholders' equity at June 30, 2013 was $20,606,000, or $6.20 per outstanding share, compared to $20,556,000, or $6.19 per outstanding share, at June 30, 2012.

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16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Fiscal 2013 Results
September 27, 2013
Page Two

CEO Comments

"The positive impact of our program to streamline our operations and control costs was clearly evident in our financial performance for the 2013 fourth quarter and fiscal year, as gross margin improved, operating costs decreased and operating earnings rose.  The increase in testing services revenue accompanied by a decrease in product revenue for fiscal 2013 compared to prior year demonstrates yet again that rapid change is inevitable in the semiconductor industry, so operating efficiency and our ability to adjust quickly to changing business circumstances are critical to the success we have enjoyed over the years.

"Just as important is our commitment to delivering top-quality semiconductor testing equipment and testing services to our customers throughout Asia, which has helped us retain customers for the long term and attract new ones.  Underscoring our commitment to quality, during fiscal 2013 our testing operations in Singapore, Malaysia, Suzhou, Thailand and Tianjin were re-certified to ISO 9001-2008 standards.  In addition, our Singapore lab was re-certified to ISO 14001-2004 standards as well as biz SAFE Level 3 workplace safety and health standards, our lab in  Malaysia achieved ISO/TS16949 LOC certification, and our Tianjin operations were re-certified to ISO/TS16949 LOC standards.  We believe Trio-Tech is well positioned for the future.

"While we were disappointed by the results of our initiative in the fabrication business, our goal to deliver consistent growth and profitability remains the same.  A growth company cannot be built through cost cutting alone, which is why we continue to search for opportunities to enhance Trio-Tech's potential by entering new markets directly or through acquisition.  We continue to evaluate a range of growth opportunities that are available to us, ever mindful of the necessity to protect our existing businesses and Trio-Tech's strong and flexible balance sheet," said SW Yong, Trio-Tech's CEO.

About Trio-Tech

Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, oil and gas equipment fabrication and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

                                                                   (tables attached)                                                            #4904

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue	2013	2012	2013	2012
Products	$4,536	$7,345	$16,609	$18,030
Testing Services	3,944	3,675	15,029	12,922
Fabrication Services	--	--	--	--
Others	36	23	132	148
Cost of Sales
Cost of products sold	4,051	6,267	14,414	15,192
Cost of testing services rendered	2,734	2,862	10,874	10,659
Cost of fabrication services rendered	(20)	--	--	--
Others	34	35	131	110
	6,799	9,164	25,419	25,961
Gross Margin	1,717	1,879	6,351	5,139
Operating Expenses (Gains) :
General and administrative	1,468	1,741	6,450	7,105
Selling	137	168	537	582
Research and development	64	74	281	295
(Gain) Loss on disposal of property, plant and equipment	(49)	--	(56)	4
Total operating expenses	1,620	1,983	7,212	7,986
Income (Loss) from Operations	97	(104)	(861)	(2,847)
Other Income (Expenses)
Interest expenses	(61)	(78)	(287)	(271)
Other income, net	131	104	520	539
Total other income	70	26	233	268
Income (Loss) from continuing operations before Income Taxes	167	(78)	(628)	(2,579)
Income Tax Benefit (Expense)	165	(49)	260	65
Income (Loss) from continuing operations before non-controlling interest, net of tax	332	(127)	(368)	(2,514)
Equity in loss of unconsolidated joint venture, net of tax	--	--	--	(11)
Loss from discontinued operations, net of tax	(213)	(852)	(734)	(1,850)
NET INCOME (LOSS)	$119	$(979)	$(1,102)	$(4,375)
Less: Net (Loss) income attributable to the non-controlling Interest	(73)	401	83	1,271
Net Income (Loss) Attributable to Trio-Tech International Common Shareholders	46	(578)	(1,019)	(3,104)
Amounts Attributable to Trio-Tech International Common Shareholders:
Income (Loss) from continuing operations, net of tax	160	(132)	(671)	(2,281)
Loss from discontinued operations, net of tax	(114)	(446)	(348)	(823)
Net (Loss) Attributable to Trio-Tech International Common Shareholders	46	(578)	(1,019)	(3,104)
Comprehensive Loss Attributable to Trio-Tech International Common Shareholders:
Net Income (Loss)	$120	$(979)	$(1,102)	$(4,375)
Foreign currency translation, net of tax	(30)	(334)	634	(250)
Comprehensive Loss	90	(1,313)	(468)	(4,625)
Less: Comprehensive loss (income) attributable to non-controlling interest	(67)	386	(58)	1,249
Comprehensive (Loss) Attributable to Trio-Tech International Common Shareholders	23	(927)	(526)	(3,376)
Loss per Share Attributable to Trio-Tech International Common Shareholders:
From continuing operations - basic and diluted	$0.04	$(0.04)	$(0.20)	$(0.69)
From discontinued operations - basic and diluted	(0.03)	(0.13)	(0.11)	(0.25)
Net Loss Attributable to Trio-Tech International Common Shareholders - basic and diluted	$0.01	$(0.17)	$(0.31)	$(0.94)
Weighted average common shares outstanding - basic and diluted	3,322	3,322	3,322	3,322

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)
	Year ended
	June 30,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,793	$1,572
Short-term deposits	104	250
Trade accounts receivable, net	8,728	11,311
Other receivables	993	962
Loans receivable from property development projects	1,139	1,101
Inventories, net	2,463	2,324
Prepaid expenses and other current assets	358	406
Assets held for sale	--	130
Total current assets	16,578	18,056
INVESTMENTS	791	765
INVESTMENT PROPERTIES, Net	1,893	1,815
PROPERTY, PLANT AND EQUIPMENT, Net	12,851	13,193
OTHER ASSETS	437	776
RESTRICTED TERM DEPOSITS	3,494	3,445
TOTAL ASSETS	$36,044	$38,050

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Lines of credit	$3,864	$3,605
Accounts payable	4,136	4,834
Accrued expenses	3,060	3,011
Income taxes payable	459	469
Current portion of bank loans payable	770	766
Current portion of capital leases	105	175
Total current liabilities	12,394	12,860
BANK LOANS PAYABLE, net of current portion	2,613	3,373
CAPITAL LEASES, net of current portion	228	221
DEFERRED TAX LIABILITIES	191	497
OTHER NON-CURRENT LIABILITIES	12	543
TOTAL LIABILITIES	15,438	17,494
COMMITMENTS AND CONTINGENCIES	--	--

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,321,555 shares issued and outstanding at June 30, 2013, and June 30, 2012, respectively	10,531	10,531
Paid-in capital	2,756	2,431
Accumulated retained earnings	1,668	2,687
Accumulated other comprehensive gain-translation adjustments	3,680	3,187
Total Trio-Tech International shareholders' equity	18,635	18,836
NON-CONTROLLING INTEREST	1,971	1,720
TOTAL EQUITY	20,606	20,556
TOTAL LIABILITIES AND EQUITY	$36,044	$38,050